UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 9, 2022

1-800-FLOWERS.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26841	11-3117311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Jericho Plaza, Suite 200,
Jericho, New York 11753
(Address of Principal Executive Offices, and Zip Code)

(516) 237-6000
Registrant’s Telephone Number, Including Area Code

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLWS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

1-800-FLOWERS.COM, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 8, 2022.  The stockholders considered two proposals at the meeting, each of which is described in more detail in the Proxy Statement.  The matters voted upon at the meeting and the results of the votes are stated below.

1.           The following nominees for directors were elected to serve a one-year term expiring at the 2023 annual meeting of stockholders:

Nominee	For	Withheld	Broker Non-Votes

Celia R. Brown	291,910,716	693,633	4,187,432
James A. Cannavino	291,566,352	1,037,997	4,187,432
Dina Colombo	292,478,169	126,180	4,187,432
Eugene F. DeMark	291,950,166	654,183	4,187,432
Leonard J. Elmore	289,425,378	3,178,971	4,187,432
Adam Hanft	292,476,653	127,696	4,187,432
Stephanie Redish Hofmann	291,983,597	620,752	4,187,432
Christopher G. McCann	292,422,000	182,349	4,187,432
James F. McCann	291,001,992	1,602,357	4,187,432
Katherine Oliver	292,404,103	200,246	4,187,432
Larry Zarin	291,704,642	899,707	4,187,432

2.           The stockholders ratified the appointment of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 2, 2023.

For	Against	Abstain	Broker Non-Votes
296,115,647	643,950	32,184	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, INC.

By: /s/ William E. Shea
William E. Shea
Senior Vice President, Treasurer and Chief Financial Officer

Date: December 9, 2022